CANANDAIGUA NATIONAL CORPORATION

STOCK APPRECIATION RIGHT PLAN

 (formerly the 1989 INCENTIVE STOCK PLAN)

1.

PURPOSES

Canandaigua National Corporation (the “Corporation”) established the Canandaigua National Corporation 1989 Incentive Stock Plan (the “Plan”) effective January 1, 1989.  The purposes of the Plan are to further the growth and profitability of the Corporation and its subsidiaries by providing a program that will be an incentive to Key Employees (as defined below) whose contributions are important to the continued success of the Corporation and its subsidiaries.

As originally established, the Plan provided for the granting of stock appreciation rights (“SARs”) and phantom stock awards (“PSAs”).  Effective December 31, 2008, the Plan is amended and restated, as set forth herein, to: (i) change the name of the Plan to the “Canandaigua National Corporation Stock Appreciation Right Plan;” (ii) cancel all PSAs issued under the Plan and which are unexercised on December 31, 2008, and eliminate all provisions relating to PSAs; and (iii) make other changes so that the Plan and all SARs granted under the Plan will qualify for the stock right exemption from Section 409A of the Internal Revenue Code (the “Code”) (and be treated as not providing for deferral of compensation under Code Section 409A).

2.

DEFINITIONS

(a)

“Award Base Value” of an SAR means an amount set by the Committee at the time the SAR is granted, but in no event less than the fair market value of Common Stock relating to the SAR at the time the SAR is granted, as determined in accordance with an appropriate method prescribed in regulations issued under Code Section 409A.

(b)

“Board” means the Board of Directors of Canandaigua National Corporation.

(c)

“Committee” means the Compensation Committee of the Board or such other Committee as the Board designates to administer the Plan. The Committee shall consist of not less than three members of the Board who are not employees.

(d)

“Common Stock” means a class of stock of the Corporation: (i) with no preference as to distributions (other than distributions of stock and distributions in liquidation); and (ii) which is not subject to a mandatory repurchase obligation (other than a right of first refusal) or to a put or call right (other than a lapse restriction as defined for purposes of Code Section 83), if the stock price under the obligation or right is based on a measure other than the fair market value (disregarding lapse restrictions as defined in Treasury Regulation Section 1.83-3(i)) of the equity interest in the Corporation.

(e)

“Redemption Value” means the fair market value of the Common Stock relating to an SAR, as determined in accordance with an appropriate method prescribed in regulations issued under Code Section 409A.

(f)

“Key Employee” means a senior officer or other key employee of the Corporation or a Subsidiary.

(g)

“Participant” means a Key Employee of the Corporation or a Subsidiary to whom the Committee has granted an SAR under the Plan which is still outstanding.

(h)

“Plan” means the Canandaigua National Corporation Stock Appreciation Right Plan, as set forth herein and as amended from time to time.

(i)

"Subsidiary" means any subsidiary of the Corporation in which the Corporation has a “controlling interest,” as defined for purposes of Section 409A.

3.

ADMINISTRATION

Within the limitations prescribed herein, the Plan shall be administered by the Committee.  The Committee shall possess the authority and discretion to: (i) determine when and to which Key Employees SARs shall be granted; (ii) determine the number of SARs to be granted and any appropriate terms and conditions applicable to any SARs; (iii) prescribe the form of SAR agreements and to make any amendments to such agreements; (iv) interpret the Plan and SAR agreements; (v) make and amend rules and regulations relating to the Plan; and (vi) make all other determinations necessary or advisable for the administration of the Plan.  The Committee’s determinations shall be conclusive and binding.  No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any SAR granted hereunder.  The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number, or any officer of the Corporation or a Subsidiary, to execute and deliver documents on behalf of the Committee.

Notwithstanding the above, the Committee shall not exercise its authority in a manner inconsistent with either the terms of this Plan or the requirements for SARs to qualify for the stock right exemption from Code Section 409A (and be treated as not providing for deferral of compensation under Code Section 409A).   Furthermore: (i) no member of the Committee shall interpret the Plan with respect to, or exercise any discretion, act on, or decide, any matter relating to himself or any of his rights or benefits under the Plan; and (ii) any duty or function which may be performed by the Committee or its delegates under the Plan may instead be performed by the Board if the Board so determines in its sole discretion.

4.

PSAs

As of December 31, 2008, all PSAs granted under the Plan and outstanding on that date shall be cancelled and replaced (in accordance with the principles of Treasury Regulation §1.424-1(a)(5)) with SARs qualifying for the stock right exemption from Code Section 409A (to be treated as not providing for deferral of compensation under Code Section 409A).

5.

SARs

(a)

SARs may be granted to such Key Employees in such numbers and at such times during the term of the Plan as the Committee shall determine.  An SAR may be exercised by written notice to the Corporation stating the portion of the SAR being exercised.  Upon exercise, the Participant shall be entitled to receive payment equal to the excess (if any) of the Redemption Value of the SAR on the date of exercise over the Award Base Value of the SAR.  Such payment may be made in cash or in shares of Common Stock, or a combination of both, as the Committee shall determine.  If payment is made in shares of Common Stock in lieu of a cash amount, the number of shares paid shall have a fair market value on the date the SAR is exercised (as determined in accordance with an appropriate method prescribed in regulations issued under Code Section 409A) equal to such cash amount.

(b)

Each SAR granted under the Plan shall be evidenced by a written SAR agreement executed on behalf of the Corporation and by the Participant, which shall be in such form and shall contain such information, terms and conditions as the Committee shall determine (but not inconsistent with the provisions of the Plan), including the following:

(1)

Number of SARs - The number of SARs granted, determined by the Committee at the time of grant.

(2)

Duration of SARs - The duration of each SAR, determined by the Committee at the time of grant.

(3)

Exercise of an SAR – The date or period during which each SAR shall be exercisable, determined by the Committee at the time of grant.  Notwithstanding the preceding: (i) the Committee may at any time, in its sole discretion, accelerate, within the original term of an SAR, the time during which the SAR shall be exercisable in whole or in part; (ii) the expiration of an SAR will be tolled if the SAR holder cannot exercise the SAR because of applicable federal, state, local, or foreign law, provided the exercise period is not extended more than 30 days after the first date this circumstance no longer exists; and (iii) the expiration of an SAR will be tolled if exercise of the SAR would jeopardize the ability of the Participant’s employer (the Corporation or a Subsidiary) to continue as a going concern, provided the exercise period is not extended more than 30 days after the first date this circumstance no longer exists.

(4)

Award Base Value - The Award Base Value of an SAR, set by the Committee at the time of grant (but in no event shall be less than the fair market value of the Common Stock relating to the SAR at the time the SAR is granted, as determined in accordance with an appropriate method prescribed in regulations issued under Code Section 409A).

(5)

Non-transferability - SARs shall not be transferable except that, in the event of a Participant’s death, payment of any amount due to the Participant under the Plan shall be made to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant’s will or applicable intestacy law.

(6)

Termination of Employment - On the termination of a Participant’s employment with the Corporation and all Subsidiaries, each SAR previously granted to him shall expire; provided, however, if: (i) his employment was terminated after he reached normal retirement age (age 65); (ii) his employment was terminated because of his death; or (iii) the Committee determines, in its discretion, that his employment was terminated without cause at early retirement prior to age 65, or because he suffered a permanent disability or due to extraordinary circumstances, the SAR shall terminate at such time as is determined by the Committee. Notwithstanding the preceding sentence, the Committee shall under no circumstances extend the exercise period for an SAR to a date later than the earlier of: (i) the latest date the exercise period could have expired under any circumstances by the SAR’s original terms, or (ii) the 10th anniversary of the original date the SAR was granted.

6.

REGULATORY APPROVALS AND LISTING

The Committee shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of an SAR prior to: (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, deem necessary or advisable; (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed; and (iii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental body which the Committee shall, in its sole discretion, deem necessary or advisable.

7.

ADJUSTMENTS

(a)

The number of SARs held by Participants shall be proportionally adjusted to reflect any split of Common Stock relating to the SARs (including a reverse Common

Stock split) or Common Stock dividend; provided that: (i) the only effect of the Common Stock split or Common Stock dividend is to increase or decrease on a pro rata basis the number of shares of Common Stock owned by each shareholder of Common Stock; and (ii) the aggregate value of SARs held by Participants before the adjustment is equal to the aggregate value of SARs held by Participants after the adjustment.

(b)

SARs may be substituted or assumed pursuant to a corporate transaction provided that: (i) the requirements of Treasury Regulation Section 1.424-1 would be met (without regard to the requirement described in Treasury Regulation Section 1.424-1(a)(2) that an eligible corporation be the employer of the Participant to whom the SAR was granted) if the SARs were a statutory stock option; and (ii) the ratio of the value of the SARs on the date of grant to the value of the SARs immediately after the substitution or assumption is not greater than the ratio of the value of the SARs on the date of grant to the value of the SARs immediately before the substitution or assumption.

8.

PLAN TERMINATION

The Board may terminate the Plan at any time.  No SARs shall be granted after the date of termination, but payments shall continue to be made in accordance with the terms of the Plan after the date of termination with respect to SARs granted prior to the date of termination.

9.

AMENDMENT

The Board may amend the Plan from time to time in any manner it deems is in the best interests of  Corporation or a Subsidiary, but no amendment shall be inconsistent with the requirements that must be satisfied under Code Section 409A and Treasury Regulations issued thereunder in order for the Plan and all SARs to qualify for the stock right exemption from Code Section 409A (and be treated as not providing for deferral of compensation under Code Section 409A).  However, no amendment may alter, impair or reduce the number of SARs granted under the Plan prior to the effective date of such amendment without the written consent of any affected Participant, except to the extent the amendment is required to satisfy the requirements under Code Section 409A and Treasury Regulations issued thereunder in order for the Plan and all SARs to qualify for the stock right exemption from Code Section 409A (and be treated as not providing for deferral of compensation under Code Section 409A).

10.

RIGHTS AS SHAREHOLDERS

A Participant shall possess no rights as a shareholder with respect to the shares of Common Stock relating to an SAR granted to him until the issuance to the Participant of a stock certificate for any shares of Common Stock acquired upon exercise of the SAR.  Specifically, and not by way of limiting the foregoing, the grant of SARs to a Participant shall not entitle the Participant to any Common Stock voting rights, and shall not entitle him to receive any dividends or other distribution, as a result of any Common Stock dividends or other Common Stock distributions, except as provided under Section 7(a).

11.

TAXES

At the time a Participant is taxable with respect to SARs granted hereunder, or the exercise or surrender of the same, the Corporation and its Subsidiaries shall have the right to withhold from amounts payable to the Participant under the Plan or from other compensation payable to him in its sole discretion, or to require the Participant to pay to it, an amount sufficient to satisfy all federal, state and/or local withholding tax requirements.  In the discretion of the Committee, any required withholding amounts with respect to the exercise of SARs may be satisfied by holding back that portion of the payment sufficient to satisfy such amount.

12.

MISCELLANEOUS PROVISIONS

(a)

No employee or other person shall have any claim or right to be granted an SAR.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Subsidiary, and the Corporation and each Subsidiary reserves the right to terminate the employment of any Participant at any time notwithstanding the provisions of the Plan.

(b)

The Plan shall at all times be entirely unfunded and no provision shall be made at any time to segregate assets of the Corporation or any Subsidiary for payment of any benefits hereunder.  Participants and other persons shall have only the rights of a general unsecured creditor with respect to any payment due under the Plan, and no Participant or other person shall have any interest in any particular assets of the Corporation or any Subsidiary by reason of any such payment.

(c)

Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

(d)

This Plan is intended to comply with the requirements for all SARs granted under the Plan to qualify for the stock right exemption from Code Section 409A (and be treated as not providing for deferral of compensation under Code Section 409A).  If there is any discrepancy between the provisions of this Plan and such Code requirements, such discrepancy shall be resolved in a manner as to give full effect to such Code requirements.  To the extent not inconsistent with the provisions of the Code that relate to SARs, this Plan and any SAR agreement shall be construed under the laws of the State of New York.

IN WITNESS WHEREOF, Canandaigua National Corporation has caused this amended and restated Plan to be executed effective as of the ______ day of ________, 2008.

Canandaigua National Corporation

By:______________________________

      Chairman of the Board

Attest:

__________________________

_________________________________

Secretary

President

(form of SAR agreement)

[Canandaigua National Letterhead]

                                                                       _________________, 20___

Dear___________________

I am pleased to inform you that the Compensation Committee (the “Committee”) of the Board of Directors of Canandaigua National Corporation (the “Corporation”) has selected you to participate in the Canandaigua National Corporation Stock Appreciation Plan (the “Plan”). The terms and conditions of your participation are described in the balance of this letter.

The SARs are subject to the terms of the Plan.  The Plan text governs the operation of the Plan as well as the terms and conditions of this letter agreement, and is hereby incorporated into this letter agreement by reference.  To the extent any term of the Plan is inconsistent with this letter, the Plan will govern.  Any capitalized term used in this letter and not defined herein shall have the meaning given to it in the Plan.  A copy of the Plan text is enclosed.

The Committee has the authority, in its sole discretion, to interpret the Plan, and make all other determinations and take all other action, necessary or advisable for the administration of the Plan.  The scope of the Committee's authority is more fully described in the Plan text.  All determinations and actions of the Committee are final, conclusive and binding on you.

The Plan will be interpreted and administered by the Committee consistent with requirements for SARs to be treated as not providing for the deferral of compensation under Section 409A of the Internal Revenue Code.  The Corporation reserves the right to unilaterally amend the Plan, and any outstanding SARs, to the extent necessary for SARs to be treated as not providing for the deferral of compensation under Section 409A.

You are hereby granted, effective ____________, 20____, stock appreciation rights relating to __________shares of Common Stock of the Corporation.  Each SAR represents the right to receive, upon exercise, payment equal to the amount, if any, by which the SAR Redemption Value (the fair market value of one share of Common Stock on the date of exercise) exceeds the SAR Award Base Value for one share of Common Stock on the date of grant ($______________).

Insert one of the next two sentences

Your SARs shall become exercisable on the date five years from the effective date above, and may thereafter be exercised in whole or in part.

Your SARs shall become exercisable on the later of the date fifteen (15) years after your date of hire with the Corporation or a subsidiary or the date you attain age fifty-five (55), and may thereafter be exercised in whole or in part

You may exercise your SARs by delivering to the Chairman of the Compensation Committee, written notice specifying the number of SARs being exercised.  No payment is required from you.  As soon as possible after written notice is delivered, you will be paid, for each SAR exercised, the amount, if any, by which the SAR Redemption Value exceeds the SAR Award Base Value.

TERMINATION OF EMPLOYMENT

On termination of your employment with the Corporation and all Subsidiaries prior to the date any SARs granted to you become exercisable, those SARs will expire unless: (i) your employment was terminated after you reached normal retirement age (age 65); (ii) your employment was terminated because of your death; or (iii) the Committee determines, in its discretion, that your employment was terminated at early retirement prior to age 65, or because you suffered a permanent disability or due to extraordinary circumstances (in which case your SARs will be exercisable until such time as the Committee shall determine).  However, in no circumstances will the exercise period for any SAR be extended to a date later than the earlier of: (i) the latest date the exercise period could have expired under any circumstances by the SAR’s original terms, or (ii) the 10th anniversary of the original date the SAR was granted.

Notwithstanding the foregoing, if the Committee determines your employment was terminated for “cause,” your SARs shall expire immediately upon termination.

MISCELLANEOUS

You have no right to assign or transfer your SARs.  During your life, your SARs are exercisable only by you.  In the event of your death, payment of any amount due you under the Plan will be made to your duly appointed and qualified executor or other personal representative to be distributed in accordance with your will or applicable law.

Upon exercise, payments will be made to you net any tax withholding.  No payments will be made until written notice of exercise or other written request for payment is delivered to the Chairman of the Compensation Committee of the Corporation.

Nothing in this letter agreement or in the Plan gives you any right to continue in the employment of the Corporation or any Subsidiary.

Awards under the Plan are not included in the determination of benefits for you under any qualified retirement plan or fringe benefit plan of the Corporation or any Subsidiary.

This letter agreement shall be binding on and inure to the benefit of the Corporation and its Subsidiaries (and their successors and assigns) and you (and your estate).

This letter agreement shall be governed, construed and enforced in accordance with the laws of the State of New York.

If you agree to the foregoing, kindly acknowledge your acceptance by signing the enclosed copy of this letter and returning it to _______________________ by_____________________.

Again, my congratulations to you on being selected to participate in the Plan this year.

If you have any questions, please contact___________________.

Very truly yours,

CANANDAIGUA NATIONAL CORPORATION

BY__________________________

George W. Hamlin, IV, President

AGREED TO AND ACCEPTED

this ______________day of _________________,    (year)

________________________

           Plan Participant